UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2005

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On May 19, 2004, Knology Broadband of California, Inc., a wholly owned subsidiary of Knology, Inc., entered into a definitive asset purchase agreement to sell the cable system in Cerritos, California that it had acquired from Verizon Media Communications, Inc. to Orange Broadband, Inc. for $14.8 million in cash, subject to customary closing adjustments. On January 4, 2005, Knology Broadband of California, Inc. received notice from Orange Broadband, Inc. that it was exercising its right to terminate the asset purchase agreement because Orange Broadband and the City of Cerritos had not reached an agreement. Knology, Inc. issued a press release regarding the termination on January 7, 2005, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

99.1 Press Release dated January 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

January 10, 2005	By:	/s/Chad S. Wachter

Name: Chad S. Wachter
Title: General Counsel, Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99..1	Press Release dated January 7, 2005.